Exhibit 99.1

Press Release

Release date: March 1, 2021

Uniti Group Inc. Provides 2021 Outlook and Reports Preliminary Fourth Quarter and Full Year 2020 Results

Successfully Refinanced Revolving Credit Facility

Issued $1.11 Billion of Senior Unsecured Notes; Refinancing Existing Debt at Lower Cost

•	Revenues of $275.3 Million and $1.1 Billion for the Fourth Quarter and Full Year
•	Net Loss of $0.20 and $3.47 Per Diluted Common Share for the Fourth Quarter and Full Year
•	AFFO Per Diluted Common Share of $0.42 and $1.72 for the Fourth Quarter and Full Year
•	Introduces 2021 Outlook

LITTLE ROCK, Ark., March 1, 2021 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its preliminary results for the fourth quarter and full year 2020.

“Our fiber and leasing businesses performed exceptionally well last year and are well positioned going into 2021.  Strong bookings and install activity at Uniti Fiber reflect the robust demand we continue to see for our wireless offerings, driven by network densification efforts and the broader rollout of 5G services within our markets.  We continue to see increased demand for our non-wireless service offerings and make significant progress in leasing-up our major anchor wireless builds.  With a national network of 123,000 route miles of valuable fiber, we are in the unique position to drive additional lease up for years to come,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We expect to see solid growth across all of our businesses this year, driven by high margin, recurring lease-up across our Uniti Leasing and Uniti Fiber networks.  Through the recent refinancing of our revolving credit facility and senior unsecured notes refinancing, we have substantially improved Uniti’s financial profile, while providing greater flexibility in our ability to pursue other strategic initiatives.”

PRELIMINARY QUARTERLY RESULTS

Consolidated revenues for the fourth quarter of 2020 are expected to be $275.3 million.  Net loss and Adjusted EBITDA are expected to be $47.7 million and $215.7 million, respectively, for the same period.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders is expected to be $106.4 million, or $0.42 per diluted common share.

Uniti Fiber is expected to contribute $81.4 million of revenues and $30.8 million of Adjusted EBITDA for the fourth quarter of 2020, achieving estimated Adjusted EBITDA margins of approximately 38%.  Uniti

Fiber’s net success-based capital expenditures during the quarter were $41.2 million, and maintenance capital expenditures were $2.2 million.

Uniti Leasing is expected to contribute revenues of $193.9 million and Adjusted EBITDA of $191.5 million for the fourth quarter.  During the quarter, Uniti Leasing deployed $56.3 million towards growth capital investment initiatives.

PRELIMINARY FULL YEAR RESULTS

Consolidated revenues for the year ended December 31, 2020 are expected to be $1.1 billion.  Net loss and Adjusted EBITDA are estimated to be $718.8 million and $818.8 million, respectively, for the same period.  Net loss attributable to common shares is expected to be $707.4 million for the year, and includes a $71.0 million goodwill impairment charge in the fourth quarter related to our Uniti Fiber segment and $63.9 million of transaction related and other costs.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders is estimated at $389.5 million, or $1.72 per diluted common share.

Uniti Fiber is expected to contribute $314.4 million of revenues and $112.3 million of Adjusted EBITDA for the year ended December 31, 2020, achieving estimated Adjusted EBITDA margins of approximately 36%.  Uniti Fiber’s net success-based capital expenditures during the year were $146.8 million, and maintenance capital expenditures were $7.1 million.

Uniti Leasing is expected to have revenues of $745.9 million and Adjusted EBITDA of $737.3 million for the year ended December 31, 2020, while deploying $95.9 million towards growth capital investment initiatives.

The preliminary quarterly and full year information above reflects the Company’s preliminary estimates and is based on the information available as of the date hereof. The Company is working to complete its financial results, and its independent auditors are working to complete their audit work.  The Company expects to file its Form 10-K no later than March 8, 2021.  Actual results may differ from these estimates.

FINANCING TRANSACTIONS

On December 10, 2020, Uniti entered into an amendment to our credit agreement that upsized commitments from new and existing lenders under our senior revolving credit facility to $500 million.  Upon receipt of routine regulatory approvals, the new and extended commitments will bear interest at a rate of LIBOR plus 400 basis points based on our current secured leverage ratio, and the maturity date will be extended to December 10, 2024.  Certain limitations that were included in our previous amendments to our credit agreement have been modified or removed, such as restrictions relating to debt incurrence, restricted payments, and permitted investments.  Certain non-extending lender commitments of $60.5 million will mature on April 24, 2022 and will continue to bear interest at rates previously in effect. Prior to the expiration of these commitments, the aggregate size of the senior revolving credit facility will be $560.5 million from all lenders.

On February 2, 2021, the Company closed on the issuance of $1.11 billion of Senior Unsecured Notes due February 2029 (“2029 Notes”).  The 2029 Notes bear interest at 6.50% and were issued at par.  The proceeds from the offering, together with cash on hand, were used to purchase, through a tender offer, approximately $1.05 billion or 95% of our outstanding 8.25% Senior Unsecured Notes due 2023 (“2023 Notes”).  On February 16, 2021, the Company issued a notice to redeem all remaining outstanding 2023 Notes at par, plus any accrued and unpaid interest, on April 15, 2021.

LIQUIDITY

At year-end, the Company had approximately $527.5 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at year-end is estimated to be 5.72x based on Net Debt to Annualized Adjusted EBITDA.

On February 25, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on April 16, 2021 to stockholders of record on April 1, 2021.

FULL YEAR 2021 OUTLOOK

Our 2021 outlook includes the impact of the previously announced strategic OpCo-PropCo transaction with Everstream Solutions, LLC, including the partial sale of our Northeast operations and certain dark fiber IRU contracts acquired as part of the Windstream settlement, that is expected to close in early second quarter of this year (the “Everstream Transaction”), and the estimated impact of our 6.5% unsecured notes offering and related tender offer and redemption.  Our outlook excludes future acquisitions, capital market transactions, and future transaction related and other costs not mentioned herein.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2021 is as follows (in millions):

	Full Year 2021
Revenue	$1,083	to	$1,094
Net income attributable to common shareholders (1)	119	to	131
Adjusted EBITDA (2)	846	to	858
Interest expense, net (3)	439	to	439

Attributable to common shareholders:
FFO (2)	331	to	343
AFFO (2)	408	to	420

Weighted-average common shares outstanding – diluted	263	to	263
________________________
(1)Includes $25 million of estimated gain relating to the Everstream Transaction. (2)See “Non-GAAP Financial Measures” below. (3)See “Components of Interest Expense” below.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 7875254.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 8:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 7875254.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of December 31, 2020, Uniti owns over 123,000 fiber route miles, approximately 6.9 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2021 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; changes in the accounting treatment of our settlement with Windstream; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement with Windstream); adverse impacts of changes to our business, economic trends or key assumptions regarding our estimates of fair value, including potential impacts of recent developments surrounding Windstream that could result in an impairment charge in the future, which could have a significant impact to our reported earnings; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Preliminary – Unaudited

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2020	December 31, 2019
Assets:
Property, plant and equipment, net	$3,273,353	$3,409,945
Cash and cash equivalents	77,534	142,813
Accounts receivable, net	62,952	77,623
Goodwill	601,878	690,672
Intangible assets, net	390,725	531,979
Straight-line revenue receivable	13,107	2,408
Other assets, net	152,883	161,560
Investment in unconsolidated entities	66,043	-
Assets held for sale	93,343	-
Total Assets	$4,731,818	$5,017,000

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$146,144	$227,121
Settlement payable	418,840	-
Intangible liabilities, net	187,886	-
Accrued interest payable	95,338	28,800
Deferred revenue	995,123	1,070,671
Derivative liability, net	22,897	23,679
Dividends payable	36,725	43,282
Deferred income taxes	10,540	24,431
Finance lease obligations	15,468	52,994
Contingent consideration	2,957	11,507
Notes and other debt, net	4,816,524	5,017,679
Liabilities held for sale	55,752	-
Total Liabilities	6,804,194	6,500,164

Commitments and contingencies

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 231,262 shares at December 31, 2020 and 192,142 shares at December 31, 2019	23	19
Additional paid-in capital	1,209,141	951,295
Accumulated other comprehensive loss	(20,367)	(23,442)
Distributions in excess of accumulated earnings	(3,330,455)	(2,494,740)
Total Uniti shareholders’ deficit	(2,141,658)	(1,566,868)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	69,282	83,704
Total shareholders’ deficit	(2,072,376)	(1,483,164)
Total Liabilities and Shareholders’ Deficit	$4,731,818	$5,017,000

Preliminary – Unaudited

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Leasing	$193,873	$183,867	$745,915	$716,640
Fiber Infrastructure	81,421	79,466	314,363	315,605
Towers	-	3,194	6,112	14,693
Consumer CLEC	-	2,010	651	10,673
Total revenues	275,294	268,537	1,067,041	1,057,611

Costs and expenses:
Interest expense, net	108,701	103,270	497,128	390,112
Depreciation and amortization	78,433	98,183	329,403	405,754
General and administrative expense	23,289	26,979	104,975	102,900
Operating expense (exclusive of depreciation and amortization)	41,029	41,495	159,337	160,024
Settlement expense	-	-	650,000	-
Goodwill impairment	71,000	-	71,000	-
Transaction related and other costs	8,531	14,825	63,875	43,708
Gain on sale of real estate	459	-	(86,267)	(28,995)
Other (income) expense	(483)	628	11,703	(31,463)
Total costs and expenses	330,959	285,380	1,801,154	1,042,040

(Loss) income before income taxes and equity in earnings from unconsolidated entities	(55,665)	(16,843)	(734,113)	15,571
Income tax (benefit) expense	(7,553)	(5,489)	(15,203)	4,663
Equity in earnings from unconsolidated entities	440	-	98	-
Net (loss) income	(47,672)	(11,354)	(718,812)	10,908
Net (loss) income attributable to noncontrolling interests	(703)	(197)	(12,511)	326
Net (loss) income attributable to shareholders	(46,969)	(11,157)	(706,301)	10,582
Participating securities’ share in earnings	(225)	(248)	(1,078)	(549)
Dividends declared on convertible preferred stock	(3)	-	(9)	(656)
Amortization of discount on convertible preferred stock	-	-	-	(993)
Net (loss) income attributable to common shareholders	$(47,197)	$(11,405)	$(707,388)	$8,384

Net (loss) income attributable to common shareholders – Basic	$(47,197)	$(11,405)	$(707,388)	$8,384
Impact of non-participating securities	-	-	-	-
Net (loss) income attributable to common shareholders – Diluted	$(47,197)	$(11,405)	$(707,388)	$8,384
Weighted average number of common shares outstanding:
Basic	231,262	192,140	203,600	187,358
Diluted	231,262	192,140	203,600	187,358

(Loss) earnings per common share:
Basic	$(0.20)	$(0.06)	$(3.47)	$0.04
Diluted	$(0.20)	$(0.06)	$(3.47)	$0.04

Preliminary – Unaudited

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2020	2019
Cash flow from operating activities:
Net (loss) income	$(718,812)	$10,908
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	329,403	405,754
Amortization of deferred financing costs and debt discount	36,955	42,779
Write off of deferred financing costs and debt discount	73,952	-
Interest rate swap termination	10,155	-
Deferred income taxes	(13,891)	(11,428)
Equity in earnings from unconsolidated entities	(98)	-
Distributions of cumulative earnings from unconsolidated entities	1,960	-
Cash paid for interest rate swap settlements	(7,818)	-
Straight-line revenues	(6,872)	(208)
Stock-based compensation	13,721	10,808
Goodwill impairment	71,000	-
Change in fair value of contingent consideration	7,163	(28,463)
Gain on sale of real estate	(86,267)	(28,995)
Loss on sale of Uniti Fiber Midwest operations	-	2,242
Loss on asset disposals	1,796	6,891
Other	(297)	(435)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	12,634	25,592
Other assets	(24,141)	10,297
Accounts payable, accrued expenses and other liabilities	37,850	(3,260)
Deferred revenue from prepaid rent – Bluebird/Uniti Fiber Midwest networks	-	174,500
Settlement payable	418,840	-
Net cash provided by operating activities	157,233	616,982

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(10,312)
Bluebird asset acquisition	-	(320,818)
Proceeds from sale of Uniti Fiber Midwest operations	-	6,400
Proceeds from sale of real estate, net of cash	391,885	130,429
Windstream asset acquisition	(73,407)	-
Capital expenditures – other	(317,084)	(350,480)
Net cash provided by (used in) investing activities	1,394	(544,781)

Cash flows from financing activities:
Repayment of senior secured term loan B	(2,044,728)	-
Principal payment on debt	-	(21,080)
Dividends paid	(135,676)	(138,731)
Payments of contingent consideration	(15,713)	(32,253)
Distributions paid to noncontrolling interest	(2,322)	(3,046)
Borrowings under revolving credit facility	170,000	139,000
Payments under revolving credit facility	(635,019)	(203,981)
Finance lease payments	(3,702)	(4,257)
Payments for financing costs	(50,875)	(49,497)
Common stock issuance, net of costs	244,550	21,641
Proceeds from issuance of notes	2,250,000	345,000
Proceeds from sale of warrants	-	50,819
Payment for bond hedge option	-	(70,035)
Employee stock purchase program	676	883
Net share settlement	(1,097)	(1,834)
Net cash (used in) provided by financing activities	(223,906)	32,629
Effect of exchange rate changes on cash and cash equivalents	-	(43)
Net (decrease) increase in cash and cash equivalents	(65,279)	104,787
Cash and cash equivalents at beginning of period	142,813	38,026
Cash and cash equivalents at end of period	$77,534	$142,813

Preliminary – Unaudited

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(47,197)	$(11,405)	$(707,388)	$8,384
Real estate depreciation and amortization	61,336	76,281	246,713	323,527
Gain on sale of real estate assets, net of tax	459	-	(85,860)	(24,420)
Participating securities’ share in earnings	225	248	1,078	549
Participating securities’ share in FFO	(225)	(371)	(1,162)	(1,246)
Adjustments for unconsolidated entities	682	-	1,048	-
Adjustments for noncontrolling interests	(922)	(1,351)	(2,622)	(5,857)
FFO attributable to common shareholders	14,358	63,402	(548,193)	300,937
Transaction related and other costs	8,531	14,825	63,875	43,708
Change in fair value of contingent consideration	(923)	67	7,163	(28,463)
Amortization of deferred financing costs and debt	9,252	12,734	36,955	42,779
Write off of deferred financing costs and debt discount	-	-	73,952	-
Stock-based compensation	3,275	2,878	13,721	10,808
Non-real estate depreciation and amortization	17,097	21,902	82,690	82,227
Settlement expense	-	-	650,000	-
Goodwill impairment	71,000	-	71,000	-
Straight-line revenues	(5,836)	1,242	(6,872)	(208)
Maintenance capital expenditures	(2,171)	(1,727)	(7,149)	(7,992)
Amortization of discount on convertible preferred stock	-	-	-	993
Cash taxes on tax basis cancellation of debt	-	-	-	4,590
Other, net	(7,103)	(12,973)	(32,374)	(34,799)
Adjustments for unconsolidated entities	317	-	1,238	-
Adjustments for noncontrolling interests	(1,382)	(679)	(16,496)	(2,122)
Adjusted FFO attributable to common shareholders	$106,415	$101,671	$389,510	$412,458

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$14,358	$63,402	$(548,193)	$300,937
Impact of if-converted dilutive securities	-	5,257	-	10,613
FFO Attributable to common shareholders – Diluted	$14,358	$68,659	$(548,193)	$311,550

AFFO Attributable to common shareholders – Basic	$106,415	$101,671	$389,510	$412,458
Impact of if-converted dilutive securities	3,450	3,450	13,800	7,015
AFFO Attributable to common shareholders – Diluted	$109,865	$105,121	$403,310	$419,473

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	231,262	192,140	203,600	187,358
Impact of dilutive non-participating securities	611	-	427	-
Impact of if-converted dilutive securities	29,777	27,758	29,777	14,222
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	261,650	219,898	233,804	201,580

Per diluted common share:
EPS	$(0.20)	$(0.06)	$(3.47)	$0.04
FFO	$0.06	$0.31	$(2.69)	$1.55
AFFO	$0.42	$0.48	$1.72	$2.08

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Preliminary – Unaudited

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(47,672)	$(11,354)	$(718,812)	$10,908
Depreciation and amortization	78,433	98,183	329,403	405,754
Interest expense, net	108,701	103,270	497,128	390,112
Income tax (benefit) expense	(7,553)	(5,489)	(15,203)	4,663
EBITDA	131,909	184,610	92,516	811,437
Stock-based compensation	3,275	2,878	13,721	10,808
Transaction related and other costs	8,531	14,825	63,875	43,708
Settlement expense	-	-	650,000	-
Goodwill impairment	71,000	-	71,000	-
Gain on sale of real estate	459	-	(86,267)	(28,995)
Adjustments for unconsolidated entities	1,000	-	2,287	-
Other (income) expense	(483)	629	11,703	(24,219)
Adjusted EBITDA	$215,691	$202,942	$818,835	$812,739

Adjusted EBITDA:
Leasing	$191,545	$182,392	$737,337	$711,119
Fiber Infrastructure	30,836	29,182	112,289	126,754
Towers	-	(461)	77	(595)
Consumer CLEC	(84)	279	(545)	1,955
Corporate	(6,606)	(8,450)	(30,323)	(26,494)
	$215,691	$202,942	$818,835	$812,739

Annualized Adjusted EBITDA (1)	$862,764

As of December 31, 2020:
Total Debt (2)	$5,013,724
Cash and cash equivalents	77,534
Net Debt	$4,936,190

Net Debt/Annualized Adjusted EBITDA	5.72x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)

Includes $15.5 million of finance leases and $33.3 million of finance leases classified within liabilities held for sale, but excludes $148.6 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2021
Net income attributable to common shareholders – Basic	$ 119 to $ 131
Noncontrolling interest share in earnings	2
Participating securities’ share in earnings	1
Net income (2)	122 to 134
Interest expense, net (3)	439
Depreciation and amortization	299
Income tax benefit	(8)
EBITDA (2)	853 to 865
Stock-based compensation	15
Gain on sale of operations (4)	(25)
Transaction related and other costs (5)	-
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$ 846 to $ 858

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	See “Components of Interest Expense” below.
(4)	Represents estimated pre-tax gain on the sale of a portion of our Northeast operations and certain dark fiber IRU contracts acquired as a part of the Windstream settlement.
(5)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2021
Net income attributable to common shareholders – Basic	$ 0.51 to $ 0.57
Real estate depreciation and amortization	0.92
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.01)
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$ 1.43 to $ 1.48
Impact of if-converted securities	(0.13)
FFO attributable to common shareholders – Diluted (2)	$ 1.31 to $ 1.35

FFO attributable to common shareholders – Basic (2)	$ 1.43 to $ 1.48
Transaction related and other costs (3)	-
Amortization of deferred financing costs and debt discount (4)	0.18
Early tender premium (5)	0.08
Accretion of settlement payable (6)	0.07
Stock-based compensation	0.06
Gain on sale of operations, net of tax (7)	(0.11)
Non-real estate depreciation and amortization	0.38
Straight-line revenues	(0.13)
Maintenance capital expenditures	(0.03)
Other, net	(0.17)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders – Basic (3)	$ 1.76 to $ 1.81
Impact of if-converted securities	(0.16)
AFFO attributable to common shareholders – Diluted (3)	$ 1.61 to $ 1.65

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)	Future transaction related and other costs are not included in our current outlook.
(4)	Includes the write-off of approximately $20 million of deferred finance costs related to the tender of our 8.25% Senior Notes due 2023 on February 2, 2021.
(5)	Represents the early tender premium paid on the tender of our 8.25% Senior Notes due 2023 on February 2, 2021.
(6)

Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.

(7)	Represents estimated after-tax gain on the sale of a portion of our Northeast operations and certain dark fiber IRU contracts acquired as a part of the Windstream settlement.

________________________

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2021
Interest expense on debt obligations	$ 353
Capitalized interest	(2)
Accretion of Windstream settlement payable	17
Amortization of deferred financing cost and debt discounts (2)	41
Early tender premium (3)	19
Swap termination (4)	11
Interest expense, net (4)	$ 439

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Includes the write-off of approximately $20 million of deferred financing costs related to the tender of our 8.25% Senior Notes due 2023 on February 2, 2021.
(3)	Represents the early tender premium paid on the tender of our 8.25% Senior Notes due 2023 on February 2, 2021.
(4)	Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(5)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our new enterprise resource planning system, collectively “Transaction Related and Other Costs”, costs related to the settlement with Windstream, goodwill impairment charges, amortization of non-cash rights-of-use, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items. Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities.  We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, and accretion on our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, including costs associated with the termination of related hedging activities, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com